UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2019

Marchex, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50658	35-2194038
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Pike Street Suite 2000, Seattle, Washington		98101
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 331-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock	MCHX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

 On December 12, 2019, Marchex Sales LLC (“Marchex Sales”), a wholly-owned subsidiary of Marchex, Inc. (“Marchex”) and Thryv, Inc. (f/k/a Dex Media, Inc), successor in interest to YellowPages.com LLC and formerly d/b/a AT&T Interactive or ATTi (“Thryv”) entered into (i) Amendment No. 7 to the Master Services and License Agreement effective as of December 31, 2019 (“Amendment 7 to the Master Services and License Agreement”), which amends the Master Services and License Agreement originally dated as of October 1, 2007, by and between Marchex Sales and Thryv and as amended to date; and (ii) entered into Amendment No. 5 to the Pay-for-Call Distribution Agreement effective as of December 31, 2019 (“Amendment 5 to the Pay-for-Call Distribution Agreement”, together with Amendment 7 to the Master Services Agreement, the “Amendments”), which amends the Pay-For-Call Distribution Agreement originally effective as of January 1, 2011, by and between Marchex Sales and Thryv and as amended to date. The Amendments extend the term of each agreement through December 31, 2020.

The above summaries are qualified in their entirety by reference to Amendment 7 to the Master Services and License Agreement and Amendment No. 5 to the Pay-For-Call Distribution Agreement, copies of which will be filed as exhibits to Marchex’s applicable quarterly or annual report.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers.

On December 17, 2019, Marchex, Inc. (“Marchex” or the “Company”) announced that John Roswech (“Roswech”) joined Marchex as its Chief Revenue Officer commencing December 16, 2019 (the “Grant Date”). Roswech, age 51, is the former Executive Vice President of Criteo Brand Solutions for Criteo SA (“Criteo”), a position he has held since 2017. Prior to Criteo, Roswech was the Chief Revenue Officer at Hooklogic, Inc. from 2012 to 2017 and the President of Jingle Networks, Inc. from 2006 to 2012.

Roswech’s annual base salary will be $400,000, with an annual bonus opportunity of up to $250,000, based upon the attainment of mutually agreed to financial performance measures, and with an incremental bonus of $150,000 which will be payable in February of 2020 and subject to certain repayment conditions.

As an inducement to join Marchex, Roswech will receive 200,000 stock options (the “Options”), 200,000 shares of restricted stock (the “First Restricted Stock Grant”) and an additional 80,000 shares of restricted stock (the “Second Restricted Stock Grant” and together with the Options and the First Restricted Stock Grant, the “Equity Awards”) effective on the Grant Date and issued pursuant to Marchex’s 2012 Stock Incentive Plan (the “Plan”), as amended to date. The Options will vest over four years, with 25% of the total option shares vesting on the first anniversary of the Grant Date and the remainder vesting quarterly thereafter over the next three (3) year period in equal increments of 6.25% of the aggregate amount of such shares. The exercise price of the Options is the closing price of the stock on the Grant Date. The First Restricted Stock Grant will vest over four (4) years, with 25% of the total shares vesting on the first, second, third and fourth annual anniversaries of the Grant Date.  The Second Restricted Stock Grant will vest over three (3) years, in equal parts vesting on the first, second and third annual anniversaries of the Grant Date.  Vesting for each of the Equity Awards is subject to Roswech remaining a continuous full-time active employee of Marchex.

In the event that Roswech is terminated by the Company without cause, Roswech will receive a lump sum payment in an amount equal to three (3) month of base salary as severance.

A copy of the press release dated December 17, 2019 announcing Roswech’s appointment is attached as Exhibit 99.1 to this report and incorporated herein by reference.  The information contained in the press release attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be deemed incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Marchex, dated December 17, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Marchex has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

MARCHEX, INC.

Date: December 17, 2019	By:	/s/ MICHAEL A. ARENDS
	Name:	Michael A. Arends
	Title:	Co-CEO and Chief Financial Officer (Principal Executive Officer for SEC reporting purposes, Principal Financial Officer and Principal Accounting Officer)